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                                                                   Exhibit 10.8

[HSBC logo]


Ref:   COMMERCIAL BANKING - DIVISION E

CONFIDENTIAL

Concord Camera HK Ltd
14/F Concord Technology Centre
98 Texaco Road
Tsuen Wan
NEW TERRITORIES

                                                                   23 April 2004

Attention: Mr Rick Finkbeiner/Mr Paul Wong



Dear Sirs

BANKING FACILITIES
A/C NO. 500-166012-001

With reference to our recent discussion, we are pleased to confirm our agreement to extension of the undermentioned additional loan facility to your company which will be available on the specific terms and conditions outlined herein and upon the satisfactory completion of the security detailed below. This facility is subject to review at any time and in any event by 15 July 2004, and also subject to our overriding right of suspension, withdrawal and repayment on demand.



Revolving Loan


Subject to the following terms and conditions:-

Loan Amount   :    EUR10,000,000.-

Availability/ :    To be available upon receipt of your acceptance to this
Drawdown           facility letter and satisfactory completion of the security detailed below

Interest      :    Interest on the loan will be charged at 1.95% over
                   l, 2 or 3 months SIBOR (Singapore Interbank Money Market
                   Offer Rate) payable at the end of each period to the debit of your account with us. The applicable SIBOR will be that quoted by us at or about 11:00 am on the date of drawdown or rollover.

                   General conditions for utilization of the SIBOR loan facility are detailed in the attached Appendix which hereto shall form part of this facility letter.

                   We reserve the right to renegotiate the SIBOR interest spreads should any event occur which changes the basis on which SIBOR interest margins are presently calculated.

Arrangement   :    An arrangement fee of 0.5% on total loan amount (i.e.
Fee                EUR50,00O.-) will be collected upfront upon receipt of your acceptance to this facility letter.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
Telex: 73205 HSBC HX Telegrams: Hongbank Hongkong
Web: www.hsbc.com.hk                                           Page _____/_____



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                                       -2-

Concord Camera HK Ltd                                             23 April 2004
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Maintenance   :    A maintenance fee will be charged on the undrawn amount of
Fee your Revolving Loan facility according to the following schedule and payable monthly to the debit of your account with us:

                   For loan balance        :  1% p.a. on undrawn loan balance
                     below EUR2,500,000.-
                   For loan balance over   :  0.5% p.a. on undrawn loan balance
                     EUR2,500,000.- and
                     below EUR5,000,000.-
                   For loan balance over   :  0.25% p.a. on undrawn loan balance
                     EUR5,000,000.-


Taxation      :    All payments of principal, interest, fees and other expenses shall be made by the Borrower free and clear of taxes, levies, imposts, duties, charges or withholdings of any nature whatsover.

Governing Law :    The laws of Hong Kong with non-exclusive courts of
                   jurisdiction of the courts of Hong Kong.

Default Interest

Please note that interest will be payable on sums which are overdue or overlimit (as well as amounts demanded and not paid) in respect of all or any of these facilities and such interest is the same as that charged by us from time to time on unauthorised overdrafts. Such interest will be payable monthly in arrears to the debit of your Current Account.



Security

As additional security, we shall require: -

(l) An "all monies" debenture over all the assets and undertakings of your company.

      Upon acceptance of this letter we shall instruct our solicitors, Messrs Johnson Stokes and Master from our approved panel of lawyers, to prepare the necessary documentation.

      Please note that all costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand.

(2) A Corporate Guarantee of EUR10,000,000.- from Concord Camera Corporation together with i) a certified copy of a Board Resolution, signed sealed by the Secretary or Assistant Secretary of Concord Camera Corp authorising a named person to execute the guarantee; ii) a Certificate of Incumbency signed sealed by the Secretary or Assistant Secretary identifying the individual authorized to issue the guarantee.

As a special condition, Concord Camera HK Ltd is required to submit to our Bank on a quarterly basis your aged debtors' listing and inventory sununary.




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                                       -3-

Concord Camera HK Ltd                                             23 April 2004
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Apart from the foregoing, all other terms and conditions as stipulated on our facility letter of 7 November 2003 remain unchanged.

Please arrange for the AUTHORISED SIGNATORIES OF YOUR COMPANY, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your continued understanding and acceptance of the terms and conditions under which the above facility is granted.

This facility will remain open for acceptance until the close of business on 14 May 2004 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.



Yours faithfully


                                              FOR AND ON BEHALF OF
                                              CONCORD CAMERA HK LIMITED



                                              /s/ Patrick Lee xxxxxxxx
                                              ------------------------------
                                              Patrick Lee xxxxxxxx



/s/ Nelson Ho
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NELSON HO
Relationship Manager

ac

Encl